UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 2, 2011

(Date of Earliest Event Reported)

Volcom, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51382	33-0466919
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1740 Monrovia Avenue

Costa Mesa, California 92627

(Address of Principal Executive Offices) (Zip Code)

(949) 646-2175

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

As previously disclosed, on May 4, 2011, a putative class action lawsuit captioned Greenwood v. Volcom, Inc., et al. was filed in the Superior Court of the State of California, County of Orange, and on May 13, 2011, a putative class action lawsuit captioned Graff v. Volcom Inc., et al., was filed in the Delaware Court of Chancery (together, the “Merger Litigation”). The Merger Litigation relates to the Agreement and Plan of Merger, dated as of May 2, 2011 (the “Merger Agreement”), by and among Volcom, Inc., a Delaware corporation (the “Company”), PPR S.A., a “société anonyme à conseil d’administration” (a corporation with a board of directors) organized under the laws of France (“PPR”), and Transfer Holding, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of PPR (“Purchaser”). The complaint filed with respect to the Merger Litigation names as defendants the members of the Board of Directors of the Company, as well as the Company, PPR and Purchaser.

On June 2, 2011, solely to avoid the costs, risks and uncertainties inherent in litigation, the Company and the other named defendants in the Merger Litigation signed a memorandum of understanding (the “MOU”) regarding a proposed settlement of all claims asserted therein. This MOU provides, among other things, that the parties will seek to enter into a stipulation of settlement which provides for the release of all asserted claims. The asserted claims will not be released until such stipulation of settlement is approved by the court. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve such settlement even if the parties were to enter into such stipulation. Additionally, as part of the MOU, the Company has agreed to make certain additional disclosures related to the proposed merger, which are set forth below. Finally, in connection with the proposed settlement, plaintiffs intend to seek, and the defendants have agreed to pay, an award of attorneys fees and expenses in an amount to be determined by the Delaware Court of Chancery. This payment will not affect the amount to be paid to Company stockholders pursuant to the terms of the Merger Agreement.

The additional disclosures in this Current Report on Form 8-K supplement the disclosure contained in the Schedule 14D-9 filed by the Company with the Securities Exchange Commission (“SEC”) on May 11, 2011 and mailed to the Company’s stockholders on or about May 11, 2011 (as amended, the “Schedule 14D-9”), and should be read in conjunction with the disclosures contained in the Schedule 14D-9. Nothing in this Current Report on Form 8-K, the MOU or any stipulation of settlement shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Schedule 14D-9.

The following additional disclosures supplement the existing disclosures contained under the caption “Background of the Offer” beginning on page 10 of the Schedule 14D-9:

•

“at the request of the Company Board, representatives of Wells Fargo Securities discussed certain strategic alternatives available to the Company for consideration by the Company Board in order to maximize stockholder value, including remaining an independent company, a sale of the Company, the acquisition of other businesses or assets, a leveraged recapitalization, and potential dividends or share repurchases.”

•

“representatives of Wells Fargo Securities discussed the potential for initiating a process for the possible sale of the Company, and identified potential strategic partners that may participate in such a transaction, recognizing, based on Wells Fargo Securities’ judgment and experience, that a financial purchaser would be unlikely to submit a bid that would be competitive with bids submitted by potential strategy purchasers”

•

“in light of the Company Board’s further review of the recent state of the sports apparel and eyewear industries and the increased competitive challenges for the Company, the Company Board authorized members of Volcom’s executive management team to formally engage Wells Fargo Securities to act as financial advisor to Volcom to explore a potential sales of Volcom and authorized Wells Fargo Securities and members of the Company’s executive management team to continue discussions with Bidder A.”

•	“While the parties did not discuss details of a potential strategic transaction, there was a general discussion regarding working together and the value the Company’s brands could provide to PPR.”

The following additional disclosures supplement the existing disclosures contained under the caption “Certain Financial Forecasts” beginning on page 21 of the Schedule 14D-9:

•	“Other than the non-GAAP reconciliations and adjustments scheduled below, the information in the Financial Forecasts was also provided to PPR, Wells Fargo Securities and other potential purchasers.”

The following additional disclosures supplement the existing disclosures contained under the caption “Opinion of Wells Fargo Securities” beginning on page 24 of the Schedule 14D-9:

•

“Wells Fargo Securities reviewed the Enterprise Values of each of the selected public companies as a multiple of its earnings before interest, taxes, depreciation and amortization, adjusted for non-recurring items (“EBITDA”) over the most recent publicly available 12-month period (“LTM EBITDA”). Wells Fargo Securities also reviewed price-to-earnings ratios for calendar year 2011 (“Forward P/E”) for each of the selected public companies based on closing share prices on April 29, 2011. The results of these analyses are set forth in the following table:

	EV/LTM EBITDA	2011 P/E
Billabong International Ltd.	8.6x	11.2x
Columbia Sportswear Company	13.4x	24.7x
CROCS, Inc.	12.3x	18.7x
Deckers Outdoor Corp.	11.1x	18.5x
LaCrosse Footwear, Inc.	10.6x	19.1x
Quiksilver, Inc.	6.6x	17.2x
Steven Madden, Ltd.	10.8x	17.3x
Timberland Co.	12.1x	18.9x
True Religion Apparel, Inc.	7.0x	17.6x
Under Armour, Inc.	22.4x	39.8x
Wolverine World Wide, Inc.	11.4x	16.0x
High	22.4x	39.8x
Median	11.1x	18.5x
Low	6.6x	11.2x

•

Wells Fargo Securities applied an LTM EBITDA multiple range of 10.1x to 12.1x to the Company’s EBITDA for the 12-month period ended March 31, 2011. This analysis indicated an implied per share equity value reference range for the Company of $17.32 to $19.92, as compared to the consideration to be paid to the holders of Shares of $24.50 per share.

•

Wells Fargo Securities applied a Forward P/E multiple range of 17.5x to 19.5x to the Company’s corresponding estimated 2011 per share earnings as set forth in the Forecast, adjusted for non-recurring items. This analysis indicated an implied per share equity value reference range for the Company of $18.24 to $20.32, as compared to the consideration to be paid to the holders of Shares of $24.50 per share.

•

Wells Fargo Securities performed a discounted cash flow analysis on the Company to calculate the estimated present value of the unlevered, after-tax free cash flows that the Company could generate from April 1, 2011 through December 31, 2015, based on the Forecast. Stock-based compensation was treated as a cash expense in the analysis. Wells Fargo Securities performed the discounted cash flow analysis using the terminal exit multiple method of valuing the Company at the end of the Forecast period. For the purpose of calculating the terminal value for the Company at the end of the Forecast period, Wells Fargo Securities applied terminal multiples ranging from 7.0x to 9.0x to the Company’s 2015 estimated EBITDA. The projected cash flows and terminal values were then discounted to present value using the end-of-year convention and a weighted average cost of capital for the Company ranging from 16.5% to 18.5%. In arriving at its weighted average cost of capital estimate, Wells Fargo Securities used a form of the capital asset pricing model and a size premium based on 10th decile data from the 2011 Ibbotson SBBI Yearbook, which in its judgment Wells Fargo Securities deemed appropriate. These analyses indicated an implied per share equity value reference range for the Company of $24.59 to $31.26, as compared to the consideration to be paid to the holders of the Shares of $24.50 per Share.”

•

“Pursuant to an engagement letter between the Company and Wells Fargo Securities, the Company has agreed to pay Wells Fargo Securities a customary fee in the aggregate amount of $6.075 million for its services in connection with the Contemplated Transactions, $750,000 of which was payable upon delivery of the fairness opinion and $5.325 million of which is contingent upon the consummation of the Contemplated Transactions.”

•

“Wells Fargo & Company has an investment in a fund managed by an affiliate which holds a corporate bond issued by PPR in the face amount of EUR 1,148,000. In the past two years, Wells Fargo & Company and its affiliates have not had any business relationship with PPR.”

Important Additional Information

This filing and the attached exhibits are neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. The tender offer for the shares of the Company has not commenced. Stockholders of the Company are urged to read the relevant tender offer documents when they become available because they will contain important information that stockholders should consider before making any decision regarding the tender of their shares. At the time the offer is commenced, PPR and Purchaser will file tender offer materials with the U.S. Securities and Exchange Commission (the “SEC”) and the Company will file a Solicitation/Recommendation Statement with respect to the offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information, which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of the Company at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Free copies of Offer to Purchase and related Letter of Transmittal will also be available from PPR.

Forward-Looking Statements

Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements that are subject to a number of risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by or that include the words “future”, “anticipate”, “potential”, “believe”, “may”, “could”, “would”, “might”, “possible”, “will”, “should”, “expect” or other terms of similar meaning, are forward-looking statements. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many Company stockholders will tender their shares in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, vendors, other business partners or governmental entities; other business effects, including effects of industry, economic or political conditions outside of the Company’s control; transaction costs; as well as risks discussed from time to time in the Company’s public disclosure filings with the SEC, including its most recent Annual Report on Form 10-K and in its subsequently filed SEC reports, as well as the tender offer documents to be filed by PPR and the Solicitation/Recommendation Statement to be filed by the Company in connection with the tender offer. The information contained in this report is as of June 2, 2011. The Company disclaims any intent or obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcom, Inc.

Date: June 2, 2011	By:	/s/ S. Hoby Darling
	Name:	S. Hoby Darling
	Title:	Senior Vice President, Strategic Development, General Counsel